Exhibit 99.1

KULR Technology Group Discusses Second-Quarter Results

Revenues increase 257% on new customer growth and service projects

San Diego, Calif. (August 20, 2020) – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of next-generation thermal management technologies, has made its Second Quarter 2020 shareholder update and management's discussion of the recently filed financial results, conducted at 4:30pm EDT on August 18, 2020, available for replay at https://kulrtechnology.com/category/presentations. Some of the topics covered include:

Second Quarter 2020 Summary Achievements:

•	Increased revenues by 257%, driven by two-fold increase in customer transactions
•	Reduced monthly operating expenses by 20%
•	Raised $758,000 from the issuance of common stocks, net of issuance expenses
•	Awarded patents on its NASA-grade Fiber Thermal Interface (FTI) and Thermal Runaway Shield (TRS) solutions
•	Established new partnerships and supply agreements to implement proprietary thermal heat technology into electric vehicles, energy storage and other commercial applications

Operational Highlights:

•	KULR was awarded a patent on its Fiber Thermal Interface (FTI), a NASA-grade high-performance thermally conductive carbon fiber material developed for a variety of different applications, including the space, automotive and electronics.
•	KULR was also awarded a patent on its Thermal Runaway Shield, which reduces hazardous risks associated with thermal runaway in lithium-ion battery packs.
•	The Company partnered with Silicon Valley-based Drako Motors to use FTI for the thermal management system of Drako GTE, a new ultra-high-performance electric supercar.
•	Dave Harden, former Chief of Strategic Prioritization at the Pentagon, joined KULR’s advisory board.
•	Signed an agreement with Volta Energy Products to provide passive propagation resistant (PPR) technology for implementation in stationary energy storage modules from the grid.
•	Launched a PPR battery design solution for space applications, including both trigger and production cells, for lithium-ion battery testing and safety.
•	Its innovative carbon fiber thermal management solution was used on the Mars 2020 Perseverance Rover SHERLOC instrument.
•	Partnered with Hazmat Safety Consulting to work with industry and regulatory leaders on PPR battery safety technology due to increased focus and concern on improving public safety from battery fires.
•	Announced licensing agreement with Americase for use of KULR’s PPR technology and supply of core materials for Americase’s patent-pending battery bag.

Regarding the first shareholder conference call conducted by the Company, KULR CEO Michael Mo stated, “I would like to thank our investors who joined the call and sent in their questions. The purpose of this call and others like it moving forward is to allow for a greater degree of transparency between KULR and its investors. We would like to encourage interested parties to continue to send in questions and communicate with our entire investor relations teams.”

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Keith Pinder
Landon Capital
Main: (404) 995-6671
kpinder@landoncapital.net

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com